Subsidiaries	State of Incorporation/Formation

Macquarie Infrastructure Company Inc.	Delaware
(d/b/a Macquarie Infrastructure Company (US))
Macquarie Yorkshire LLC	Delaware
Communications Infrastructure LLC	Delaware
South East Water LLC	Delaware
Macquarie FBO Holdings LLC	Delaware
MIC European Financing Sarl	Luxembourg
Macquarie District Energy Holdings LLC (US)	Delaware
Macquarie Americas Parking Corporation (US)	Delaware
Atlantic Aviation FBO, Inc.	Delaware
Eagle Aviation Resources, Ltd.	Nevada
Macquarie Gas Holdings LLC	Delaware
Macquarie Terminal Holdings LLC	Delaware
Futura Natural Gas LLC	Delaware
Macquarie District Energy Inc.	Delaware
Macquarie Airports North America Inc. (US)	Delaware
Macquarie Aviation North America Inc.	Delaware
Macquarie Aviation North America 2 Inc.	Delaware
Trajen Holdings, Inc.	Delaware
Parking Company of America Airports Holdings, LLC	Delaware
PCAA Parent, LLC	Delaware
RCL Properties, LLC	Pennsylvania
PCAA Properties, LLC	Delaware
PCAA Oakland, LLC (f/k/a PCAA Chicago Holdings, LLC)	Delaware
Parking Company of America Airports, LLC	Delaware
PCAA GP, LLC	Delaware
PCAA LP, LLC	Delaware
PCA Airports, Ltd.	Texas
Parking Company of America Airports Phoenix, LLC	Delaware
PCAA Chicago, LLC	Delaware
Airport Parking Management Inc.	Delaware
PCAA Missouri, LLC	Delaware
PCAA SP, LLC	Delaware
PCAA SP-OK, LLC	Delaware
Seacoast Holdings (PCAAH), Inc.	Delaware
Macquarie HGC Investment LLC	Hawaii
HGC Investment Corporation	Delaware
HGC Holdings LLC	Hawaii
The Gas Company LLC	Hawaii
Connect M1 A1 Holdings Limited (UK)
Connect M1 A1 Limited (UK)	United Kingdom
Thermal Chicago Corporation	Delaware
MDE Thermal Technologies Inc.	Illinois
Northwind Chicago LLC	Delaware
ETT National Power, Inc.	Illinois
Northwind Midway LLC	Delaware
ETT Nevada, Inc.	Nevada
Northwind Aladdin LLC	Nevada
ILG Avcenter, Inc.	Delaware
BTV Avcenter, Inc.	Delaware
Atlantic Aviation Holding Corporation	Delaware
Atlantic Aviation Corporation	Delaware
Atlantic Aviation Flight Support, Inc.	Delaware
Bridgeport Airport Services, Inc	Connecticut
Atlantic Aviation Philadelphia, Inc.	Delaware
COAI Holdings, LLC	Delaware
Charter Oak Aviation, Inc.	Connecticut
BASI Holdings, LLC	Delaware

Subsidiaries	State of Incorporation/Formation

Brainard Airport Services, Inc	Connecticut
AAC Subsidiary, LLC	Delaware
Executive Air Support, Inc	Delaware
Flightways of Long Island Inc.	New York
(d/b/a Million Air)
FLI Subsidiary, LLC	Delaware
General Aviation, LLC	Louisiana
General Aviation of New Orleans, LLC	Louisiana
General Aviation Holdings LLC	Delaware
Newport FBO Two, LLC	Delaware
Palm Springs FBO Two, LLC	Delaware
Trajen Funding, Inc.	Delaware
Trajen Limited, LLC	Delaware
Trajen FBO, LLC	Delaware
Trajen Flight Support, LP	Delaware
Waukesha Flying Services, Inc.	Wisconsin
Sierra Aviation, Inc.	Oklahoma
Atlantic SMO Holdings LLC	Delaware
Atlantic SMO GP LLC	Delaware
ProAir Aviation Maintenance, LLC	Delaware